AUGUSTAR LIFE INSURANCE COMPANY

[One Financial Way, Cincinnati, Ohio 45242

Telephone: 800.366.6654]

Effective Date: [12/31/25]

This endorsement is made part of and should be kept with your policy, contract, or certificate.

As of the Effective Date noted above, AUGUSTAR LIFE ASSURANCE CORPORATION, an Ohio domestic insurer, was merged into AUGUSTAR LIFE INSURANCE COMPANY, an Ohio domestic insurer.

The following changes are made to your policy, contract, or certificate:

●	All references to “AUGUSTAR LIFE ASSURANCE CORPORATION” are changed to “AUGUSTAR LIFE INSURANCE COMPANY.”

●	The Home Office address will remain as set forth above.

All other terms, conditions or benefits remain unchanged.

AUGUSTAR LIFE INSURANCE COMPANY is responsible for all benefits payable under your policy, contract, or certificate. Your rights are not affected.

If you have any inquiries regarding this endorsement, please contact us at our home office address or the phone number provided at the top of this endorsement.

AUGUSTAR LIFE INSURANCE COMPANY

Secretary	President

FORM 25-MER-LIC	AuguStar Life Insurance Company